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                                                                    EXHIBIT 21.1

                     INFORMATION MANAGEMENT RESOURCES, INC.

  The subsidiaries of the Registrant are as follows:

Information Management Resources (India)          Organized in India
 Limited

Information Management Resources (U.K.)           Organized in the United
 Limited                                          Kingdom

The Link Group Holdings Limited                   Organized in the United
                                                  Kingdom

Information Management Resources UK Holding
 Company Limited                                  Organized in the United
                                                  Kingdom

Movitone Electronics, Limited                     Organized in India

Information Management Resources IOR, Ltd.        Organized in Mauritius

Information Management Resources Canada
 Ltd.                                             Organized in Canada

Information Management Resources (Northern
 Ireland) Limited                                 Organized in Northern
                                                  Ireland

  Each Company does business in the name listed above.